UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2020

American Outdoor Brands Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts 01104

(Address of principal executive offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.001 per Share	AOBC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements with Brian D. Murphy and Mark P. Smith

On April 4, 2020, we entered into an employment agreement with each of Brian D. Murphy and Mark P. Smith, our Co-Presidents and Co-Chief Executive Officers, effective as of January 15, 2020. Under the terms of their applicable employment agreement, Messrs. Murphy and Smith are each entitled to an annual base salary of $500,000 (subject to annual review by our Board of Directors or a committee thereof). Messrs. Murphy and Smith are also eligible to participate in our executive compensation programs, to receive a discretionary annual bonus as determined by our Board of Directors or a committee thereof, and to receive annual and periodic stock-based compensation awards as determined by our Board of Directors or a committee thereof. Messrs. Murphy and Smith are entitled to receive other standard benefits, including a car allowance of $1,500 per month; participation in any group insurance, pension, retirement, vacation, expense reimbursement, relocation program (as applicable), and other plans, programs, and benefits approved by our Board of Directors or a committee thereof and made available from time to time to our other executive employees; and certain insurance benefits (including the reimbursement of reasonable insurance premiums for a key person term-insurance policy).

If we unilaterally terminate either Mr. Murphy’s or Mr. Smith’s employment without cause, such executive will receive (i) his base salary for a period of 18 months after such termination; (ii) a pro rata portion of his annual cash bonus for the fiscal year in which the termination occurs to the extent earned under the then applicable executive annual cash incentive program; (iii) at our option, either (x) coverage under our medical plan to the extent provided for such executive pursuant to his employment agreement at the termination, such benefits to be received for a period of 18 months after the termination, or (y) reimbursement for the COBRA premium for such coverage through the earlier of such 18-month period or the COBRA eligibility period; and (iv) a vested pro rata portion of stock-based awards scheduled to vest in the fiscal year of the termination.

If either Mr. Murphy’s or Mr. Smith’s employment is terminated by reason of his death or disability, if either Mr. Murphy or Mr. Smith, as applicable, unilaterally terminates his employment, or if either Mr. Murphy or Mr. Smith engages in an act or acts involving a crime, moral turpitude, fraud, or dishonesty, or either Mr. Murphy or Mr. Smith willfully violates in a material respect our corporate governance guidelines, code of conduct, or code of ethics for the chief executive officer and senior financial officers, such executive shall receive no further compensation under his employment agreement.

If either Mr. Murphy’s or Mr. Smith’s employment is terminated by reason of his death or disability, if we unilaterally terminate either Mr. Murphy’s or Mr. Smith’s employment without cause, or if either Mr. Murphy or Mr. Smith voluntarily terminates his employment following a qualifying change in control event as described below, the employment agreement for such executive provides that he will receive, for the fiscal year of the notice of termination, any earned bonus, on a pro-rated basis, based on the performance goals actually achieved for the fiscal year of the notice of termination, as determined in the sole discretion of our Board of Directors or a committee thereof, at the time such bonuses are paid to our other employees.

Each employment agreement provides that, in the event of a change in control of our company (as defined in the employment agreement), Mr. Murphy or Mr. Smith, as applicable, may, at his option and upon written notice to us, terminate his employment, unless (i) the provisions of the applicable employment agreement remain in full force and effect and (ii) he suffers no reduction in his status, duties, authority, or compensation following the change in control, provided that he will be considered to suffer a reduction in his status, duties, or authority if, after the change in control, (a) he is not the chief executive officer of the company that succeeds to our business; (b) such company’s stock is not listed on a national stock exchange; or (c) such company terminates his employment or reduces his status, duties, authority, or compensation within one year of the change in control. If Mr. Murphy or Mr. Smith, as applicable, terminates his employment due to a change in control following which the employment agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, he will receive (A) his base salary for a period of 18 months after such termination; (B) an amount equal to 150% of the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, which will be paid over the 18-month period after such termination; (C) his car allowance for a period equal to 18 months after such termination; and (D) at our option, either (x) coverage under our medical plan to the extent provided for him at the date of termination for a period equal to 18 months after such termination or (y) reimbursement for the COBRA premium for such coverage through the earlier of such 18-month period or the COBRA eligibility period. In addition, all unvested stock-based compensation held by Mr. Murphy or Mr. Smith, as applicable, in his capacity as an employee on the effective date of the termination will vest as of the effective date of such termination.

The employment agreements further prohibit Mr. Murphy or Mr. Smith, as applicable, from competing with us for a period equal to 18 months following the termination of his employment with us, regardless of the reason therefor, in any state or other geographical area in which we sell products or provide services during his employment with us. The employment agreements also prohibit Mr. Murphy or Mr. Smith, as applicable, from soliciting, seeking to hire, or hiring any person or persons who is employed by or was employed by us within 12 months of the termination of his employment for a period equal to 18 months following the termination of his employment with us.

On the effective date of the proposed spin-off of our outdoor products and accessories business to a company to be named American Outdoor Brands, Inc., or AOUT, (i) Mr. Murphy will resign all positions with our company and our subsidiaries and will become the President and Chief Executive Officer of AOUT and serve in such capacity pursuant to the terms of his employment agreement, and (ii) Mr. Smith will be the sole President and Chief Executive Officer of our company and our subsidiaries.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the employment agreements, and is subject to and qualified in its entirety by reference to the full text of the employment agreements, which are attached hereto as Exhibits 10.118 and 10.119.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibits

10.118	Employment Agreement, executed April 4, 2020 and effective as of January 15, 2020, by and between Brian D. Murphy and the Registrant

10.119	Employment Agreement, executed April 4, 2020 and effective as of January 15, 2020, by and between Mark P. Smith and the Registrant

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN OUTDOOR BRANDS CORPORATION

Date: April 9, 2020	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer